Exhibit 99.1

Prairie Operating Co., LLC

Financial Statements

As of December 31, 2022 and for the period from June 7, 2022 (date of inception) through December 31, 2022

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of

Prairie Operating Co., LLC

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Prairie Operating Co., LLC (the Company) as of December 31, 2022, and the related statements of operations, members’ deficit, and cash flows for the period from June 7, 2022 (date of inception) to December 31, 2022, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022, and the results of its operations and its cash flows for the period from June 7, 2022 (date of inception) to December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Ham, Langston & Brezina, L.L.P.

We have served as the Company’s auditor since 2023.

Houston, TX

June 16, 2023

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Prairie Operating Co., LLC

Balance Sheet
December 31, 2022

ASSETS
Current Assets
Cash	$79,845
Total Current Assets	79,845
Other Assets
Deferred transaction costs	1,760,665
Total Assets	$1,840,510

LIABILITIES AND MEMBERS’ DEFICIT
Current Liabilities
Accrued expenses	$2,219,946
Accrued expenses – related party	2,084
Total Current Liabilities	2,222,030
Total Long-Term Liabilities	—
Total Liabilities	2,222,030
Commitments and contingencies (Note 4)

Members’ Deficit	(381,520)
Total Members’ Deficit	(381,520)
Total Liabilities and Members’ Deficit	$1,840,510

The accompanying notes are an integral part of these financial statements.

F-3

Prairie Operating Co., LLC

Statement of Operations
for the period from June 7, 2022 (date of inception) through December 31, 2022

Revenues	$—
Expenses
Operating expenses	—
General and administrative expenses	461,520
Total Expenses	461,520
Net Loss	$(461,520)

The accompanying notes are an integral part of these financial statements.

F-4

Prairie Operating Co., LLC

Statement of Members’ Deficit
for the period from June 7, 2022 (date of inception) through December 31, 2022

Members’ Deficit
Balance - June 7, 2022 (date of inception)	$—
Capital contributions	80,000
Net loss	(461,520)
Balance - December 31, 2022	$(381,520)

The accompanying notes are an integral part of these financial statements.

F-5

Prairie Operating Co., LLC

Statement of Cash Flows
for the period from June 7, 2022 (date of inception) through December 31, 2022

Cash Flows from Operating Activities
Net loss	$(461,520)
Changes in operating assets and liabilities:
Increase in accounts payable and accrued expenses	461,365
Cash used in operating activities	(155)

Cash Flows from Financing Activities
Proceeds from sale of options	80,000
Cash provided by investing activities	80,000

Net increase in cash	$79,845
Cash – beginning of period	—
Cash – end of period	$79,845
Supplemental disclosure of cash flow information:
Cash paid for interest	$—
Cash paid for income taxes	—

Supplemental disclosure of non-cash activity:
Accrued deferred transaction costs associated with the Merger and Exok Transaction	1,350,744
Accrued deferred transaction costs associated with the PIPE Transaction	409,921

The accompanying notes are an integral part of these financial statements.

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Prairie Operating Co., LLC

Notes to Financial Statements

Note 1 – Organization and Nature of Business

Organization and General

Prairie Operating Co., LLC (the “Company”) is a limited liability company formed under the laws of the State of Delaware on June 7, 2022. The Company was formed for the purpose of acquiring and operating oil and gas properties in the United States.

As of December 31, 2022, the Company had not commenced any operations. All activity for the period from June 7, 2022 (inception) to December 31, 2022, relates to the Company’s formation, the Merger (as defined below) and the Exok Acquisition (see Notes 1 and 6). As of December 31, 2022, the Company did not generate any operating revenues. The Company has selected December 31 as its fiscal year end.

Merger Agreement

On October 24, 2022, the Company entered into an agreement and plan of merger (the “Merger Agreement”) with Prairie Operating Co., a Delaware corporation (“PrairieCo”), and Creek Road Merger Sub, LLC, a Delaware limited liability company (“Merger Sub”), pursuant to which Merger Sub merged with and into the Company (the “Merger”), with the Company surviving and continuing to exist as a Delaware limited liability company and a wholly-owned subsidiary of PrairieCo. The Merger closed on May 3, 2023 (the “Closing Date”). See Note 6 for further discussion.

Acquisition of Oil and Gas Properties

Concurrently with entering into the Merger Agreement, the Company entered into a purchase and sale agreement (the “PSA”) with Exok, Inc. (“Exok”) to acquire certain oil and gas leasehold interests (the “Exok Assets”) covering 23,485 net acres and 37,030 gross acres in Weld County, Colorado in exchange for $28,182,000 payable as (i) $24,000,000 in cash and (ii) $4,182,000 in shares of common stock of PrairieCo (“Common Stock”) and warrants to purchase shares of Common Stock (the “Exok Acquisition”). The Exok Acquisition closed on May 3, 2023. See Note 6 for further discussion.

Note 2 – Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from these estimates.

Cash and cash equivalents

For purposes of the statements of cash flows, the Company defines cash equivalents as all highly liquid debt instruments purchased with an original maturity of three months or less.

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Accounts Receivable and Allowance for Doubtful Accounts

It is the Company’s policy to record accounts receivable at the amount management expects to collect from outstanding balances. The Company generally does not require collateral to support customer receivables. The Company provides an allowance for doubtful accounts based upon a review of the outstanding accounts receivable, historical collection information and existing economic conditions. The Company determines if receivables are past due based on days outstanding, and amounts are written off when determined to be uncollectible by management. The maximum accounting loss from the credit risk associated with accounts receivable is the amount of the receivable recorded, which is the face amount of the receivable net of the allowance for doubtful accounts. As of December 31, 2022, there were no accounts receivable and no allowance for doubtful accounts.

Fair Value Measurements

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the price at which an asset could be exchanged or a liability transferred in a transaction between knowledgeable, willing parties in the principal or most advantageous market for the asset or liability. Where available, fair value is based on observable market prices or parameters or derived from such prices or parameters. Where observable prices or parameters are not available, valuation models are applied.

A fair value hierarchy prioritizes the inputs used in measuring fair value into three broad levels as follows:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Inputs, other than the quoted prices in active markets, are observable either directly or indirectly.

Level 3 – Unobservable inputs based on the Company’s assumptions.

The Company is required to use observable market data if such data is available without undue cost and effort. The carrying amount of the Company’s cash and cash equivalents approximates fair value as of December 31, 2022.

Transactions involving related parties typically cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free market dealings may not exist.

Deferred Transaction Costs

Deferred transaction costs are expenses directly related to the Merger and related transactions. These costs primarily consist of legal and accounting fees that the Company capitalized. On the date of the Merger, deferred transaction costs related to the PIPE Transaction will be reclassified to equity and the deferred transaction costs related directly to the Merger will be reclassified to the cost of the net assets acquired in the Merger.

Accrued Expenses

Accrued expenses in our balance sheet consist of $2,210,094 in legal costs, $9,552 in accounting costs, and $300 of other costs.

Income Taxes

The Company is a limited liability company treated as a partnership for federal and state income tax purposes with all income tax liabilities and/or benefits of the Company being passed through to the members. As such, no recognition of federal or state income taxes for the Company have been provided for in the accompanying financial statements. Any uncertain tax position taken by the member is not an uncertain position of the Company.

Related Parties

The Company follows ASC 850-10, Related Parties, for the identification of related parties and disclosure of related party transactions. Pursuant to Section 850-10-20, the related parties include: (a) affiliates of the Company (“Affiliate” means, with respect to any specified person, any other person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person, as such terms are used in and construed under Rule 405 under the Securities Act of 1933, as amended); (b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825-10-15, to be accounted for by the equity method by the investing entity; (c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; (d) principal owners of the Company; (e) management of the Company; (f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

F-8

Recently Issued Accounting Pronouncements

Recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future consolidated financial statements.

Note 3 – Going Concern

Since its inception, the Company has incurred significant losses. The Company had a net loss of $461,520 for the period from June 7, 2022 (date of inception) to December 31, 2022. We cannot predict if we will be profitable. We may continue to incur losses for an indeterminate period of time and may be unable to achieve profitability. An extended period of losses and negative cash flow may prevent us from successfully operating and expanding our business. We may be unable to achieve or sustain profitability on an ongoing basis. On December 31, 2022, we had cash of $79,845, a working capital deficit of $2,142,184, and a members’ deficit of $381,520. Upon closing of the Merger and related transactions on May 3, 2023, PrairieCo received proceeds from the issuance of preferred stock of $17.3 million. A majority of these proceeds remain within PrairieCo after the Merger and related transactions for use in its business.

The assessment of the liquidity and going concern requires the Company to make estimates of future activity and judgments about whether the Company can meet its obligations and has adequate liquidity to operate. Significant assumptions used in Company’s forecasted model of liquidity in the next 12 months include PrairieCo’s current cash position, inclusive of the impacts from the Merger and related transactions discussed above, its ability to obtain funding from PrairieCo, and its ability to manage spending. Based on an assessment of these factors, management believes that the Company will have adequate liquidity for its operations for at least the next 12 months.

The financial statements have been prepared assuming that the Company will continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets, or the amounts and classification of liabilities that may result from the matters discussed herein.

Note 4 – Commitments and Contingencies

The Company reimbursed members and others for reasonable, documented and customary out-of-pocket expenses incurred in connection with services provided related to the Company’s formation, the Merger and the Exok Acquisition (see Notes 1 and 6) upon closing. As of December 31, 2022, such expenses were approximately $10,000 and were not included in the financial statements.

Note 5 – Sale of Options

On August 31, 2022, the Company entered into agreements with its members whereby each member was provided non-compensatory options to purchase a 40% membership interest in the Company for $1,000,000. The non-compensatory options were sold for $80,000 in total and expire on August 31, 2027. The restricted options only become exercisable in 25% increments upon the achievement of the following production milestones in barrels of oil equivalent per day (“BOE/D”): 2,500 BOE/D, 5,000 BOE/D, 7,500 BOE/D, and 10,000 BOE/D.

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Note 6 – Subsequent Events

Non-Compensatory Options

On May 3, 2023, prior to the closing of the Merger, the Company entered into a non-compensatory option purchase agreement with its members, Bristol Capital LLC (“Bristol”) and a third party investor pursuant to which Bristol and such third party investor purchased non-compensatory options for $24,000 and $8,000, respectively, from the Company’s members. Following such purchase, each member of Prairie owns non-compensatory options to purchase a 30% membership interest in the Company, Bristol owns non-compensatory options to purchase a 30% membership interest in the Company and a third party investors owns non-compensatory options to purchase a 10% membership interest in the Company.

Amended and Restated Merger Agreement

On May 3, 2023, the Company entered into an Amended and Restated Agreement and Plan of Merger (the “AR Merger Agreement”) with PrairieCo and Merger Sub to, among other things:

(i) remove the reverse stock split of the shares of Common Stock, at a ratio between 1-23 and 1-30 that was contemplated to occur as part of a series of restructuring transactions prior to the consummation of a contemplated sale of PrairieCo’s securities to certain investors in a private placement (the “PIPE Transaction”);

(ii) amend the date by which the AR Merger Agreement may be terminated by either PrairieCo or the Company if the Merger has not been consummated to on or before September 30, 2023;

(iii) reflect the terms of the AR PSA (as defined below) and the PIPE Transaction; and

(iv) provide for the assumption of the Company’s long-term incentive plan by PrairieCo prior to the effective time of the Merger.

Amended Purchase and Sale Agreement

On May 3, 2023, the Company entered into an Amended and Restated Purchase and Sale Agreement (the “AR PSA”) with PrairieCo and Exok to, among other things:

(i) reflect that the Exok Assets to be purchased by the Company for a total amount of $3,000,000 will consist of approximately 3,157 net mineral acres in, on and under approximately 4,494 gross acres;

(ii) amend the effective date of the conveyance of the Exok Assets to be the Closing Date;

(iii) remove the issuance of $4,182,000 in total equity consideration to Exok, which consisted of (a) 836,4000 shares of Common Stock and (b) 836,400 warrants to purchase 836,400 shares of Common Stock at an exercise price of $6.00 per share; and

(iv) include an option of PrairieCo to purchase, from the Closing Date until the later of (x) the date that is ninety (90) days following the Closing Date and (y) August 15, 2023, approximately 20,327 net mineral acres in, on and under approximately 32,695 additional gross acres from Exok for a purchase price of $22,182,000, payable in (a) $18,000,000 in cash and (b) $4,182,000 in total equity consideration, consisting of (1) a number of shares of Common Stock equal to the quotient of $4,182,000 divided by the volume weighted average price for shares of Common Stock for twenty (20) consecutive trading days ending on the date such option is exercised by the Company and (2) an equal number of warrants to purchase shares of Common Stock.

The Merger and Exok Acquisition both closed on May 3, 2023. At the effective time of the Merger, membership interests in the Company were converted into the right to receive each member’s pro rate share of 65,647,676 shares of Common Stock and PrairieCo assumed and converted non-compensatory options to purchase membership interests of the Company into non-compensatory options to acquire 8,000,000 shares of Common Stock for $0.25 per share, which are only exercisable if specific production hurdles are achieved.

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